Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

Morningstar Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

Morningstar Global Income Fund (the “Fund”)

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Morningstar Global Income Fund, a series of Morningstar Funds Trust (the “Trust”). We encourage you to access and review all the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund. Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

Schafer Cullen Capital Management Inc. (“Schafer Cullen”) is an SEC-registered investment adviser based in New York, New York. Schafer Cullen managed a segment of the Fund’s assets since the Fund’s inception in November 2018. Since the appointment of Schafer Cullen as a subadviser to the Fund, Schafer Cullen has shared, and continues to share, the same management, portfolio managers and office space with its affiliate, Cullen Capital Management, LLC (“Cullen Capital”), an SEC-registered investment adviser based in New York, New York. The officers and other senior operating personnel of Schafer Cullen serve in the same capacities for Cullen Capital. Earlier this year, as part of an internal restructuring process, Schafer Cullen began contributing its advisory contracts to Cullen Capital with an intention of having all advisory contracts assigned to Cullen Capital by the end of 2021 (the “Restructuring”).

In connection with the Restructuring, on June 23, 2021, the Board approved a new subadvisory agreement between MIM and Cullen Capital which took effect on July 7, 2021 and pursuant to which Cullen Capital now serves as a subadviser to the Morningstar Global Income Fund, replacing Schafer Cullen. Notwithstanding the foregoing, the Restructuring did not result in any change to the portfolio managers responsible for the day-to-day management of Schafer Cullen’s (now, Cullen Capital’s) allocated portion of the Fund’s portfolio. A more detailed description of Cullen Capital and its investment operations and information about the new subadvisory agreement with Cullen Capital is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about October 1, 2021 to shareholders of the Fund as of September 28, 2021. Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed below.

The full Information Statement will be available for printing on the Fund’s website at http://connect.rightprospectus.com/Morningstar until December 30, 2021. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. If you would like to receive a paper or email copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

October 1, 2021

Dear Shareholders of the Morningstar Global Income Fund:

I wish to notify you of a recent change involving the investment management of the Morningstar Global Income Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”).

As you know, Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

Schafer Cullen Capital Management Inc. (“Schafer Cullen”) is an SEC-registered investment adviser based in New York, New York. Schafer Cullen managed a segment of the Fund’s assets since the Fund’s inception in November 2018. Since the appointment of Schafer Cullen as a subadviser to the Fund, Schafer Cullen has shared, and continues to share, the same management, portfolio managers and office space with its affiliate, Cullen Capital Management, LLC (“Cullen Capital”), an SEC-registered investment adviser based in New York, New York. The officers and other senior operating personnel of Schafer Cullen serve in the same capacities for Cullen Capital. Earlier this year, as part of an internal restructuring process, Schafer Cullen began contributing its advisory contracts to Cullen Capital with an intention of having all advisory contracts assigned to Cullen Capital by the end of 2021 (the “Restructuring”).

In connection with the Restructuring, on June 23, 2021, the Board approved a new subadvisory agreement between MIM and Cullen Capital which took effect on July 7, 2021 and pursuant to which Cullen Capital now serves as a subadviser to the Morningstar Global Income Fund, replacing Schafer Cullen. Notwithstanding the foregoing, the Restructuring did not result in any change to the portfolio managers responsible for the day-to-day management of Schafer Cullen’s (now, Cullen Capital’s) allocated portion of the Fund’s portfolio.

The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the assignment of Schafer Cullen’s advisory contract to Cullen Capital, and the new subadvisory agreement among Cullen Capital, MIM and the Trust, on behalf of the Fund. The Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until December 30, 2021. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com.

I encourage you to read the attached Information Statement, which contains information about the new subadvisory agreement with Cullen Capital.

Sincerely,

/s/ Daniel E. Needham
Daniel E. Needham
Trustee, President and Principal Executive
Officer, Morningstar Funds Trust

MORNINGSTAR FUNDS

TRUST

22 W. Washington Street

Chicago, IL 60602

INFORMATION STATEMENT

October 1, 2021

This Information Statement is being furnished on behalf of Morningstar Funds Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of the Morningstar Global Income Fund (the “Fund”).

As you know, Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

Schafer Cullen Capital Management Inc. (“Schafer Cullen”) is an SEC-registered investment adviser based in New York, New York. Schafer Cullen managed a segment of the Fund’s assets since the Fund’s inception in November 2018. Since the appointment of Schafer Cullen as a subadviser to the Fund, Schafer Cullen has shared, and continues to share, the same management, portfolio managers and office space with its affiliate, Cullen Capital Management, LLC (“Cullen Capital”), an SEC-registered investment adviser based in New York, New York. The officers and other senior operating personnel of Schafer Cullen serve in the same capacities for Cullen Capital. Earlier this year, as part of an internal restructuring process, Schafer Cullen began contributing its advisory contracts to Cullen Capital with an intention of having all advisory contracts assigned to Cullen Capital by the end of 2021 (the “Restructuring”).

In connection with the Restructuring, on June 23, 2021, the Board approved a new subadvisory agreement between MIM and Cullen Capital which took effect on July 7, 2021 and pursuant to which Cullen Capital now serves as a subadviser to the Morningstar Global Income Fund (the “New Subadvisory Agreement”), replacing Schafer Cullen. Notwithstanding the foregoing, the Restructuring did not result in any change to the portfolio managers responsible for the day-to-day management of Schafer Cullen’s (now, Cullen Capital’s) allocated portion of the Fund’s portfolio. The New Subadvisory Agreement was approved by the Board upon the recommendation of MIM, without shareholder approval, as is permitted by the Exemptive Order.

A Notice of Internet Availability of this Information Statement is being mailed on or about October 1, 2021 to shareholders of record of the Fund as of September 28, 2021. Only one Notice of Internet Availability and one Information Statement is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. If multiple security holders sharing an address are receiving multiple Notices of Internet Availability and Information Statements, however, they may request that a single copy of each be mailed by contacting the Trust at the address or phone number listed below.

This Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until December 30, 2021. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. The Fund will pay the costs associated with preparing and distributing this Information Statement to the Fund’s shareholders, subject to recoupment of such costs from Cullen Capital.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MIM is the investment adviser for each series of the Trust, including the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as an investment adviser (including as a subadviser) of the mutual fund. The Trust and MIM have obtained the Exemptive Order from the SEC, which permits MIM, subject to certain conditions and approval by the Board, to select new subadvisers, change the terms of agreements with existing subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders. Under the Exemptive Order, MIM acts as a manager of managers for the Fund and is responsible for allocating the Fund’s assets to one or more subadvisers, overseeing the provision of portfolio management services to the Fund by the subadvisers and recommending the hiring or changing of subadvisers to the Board.

Schafer Cullen Capital Management Inc. (“Schafer Cullen”) is an SEC-registered investment adviser based in New York, New York. Schafer Cullen managed a segment of the Fund’s assets since the Fund’s inception in November 2018. Since the appointment of Schafer Cullen as a subadviser to the Fund, Schafer Cullen has shared, and continues to share, the same management, portfolio managers and office space with its affiliate, Cullen Capital Management, LLC (“Cullen Capital”), an SEC-registered investment adviser based in New York, New York. The officers and other senior operating personnel of Schafer Cullen serve in the same capacities for Cullen Capital. Earlier this year, as part of an internal restructuring process, Schafer Cullen began contributing its advisory contracts to Cullen Capital with an intention of having all advisory contracts assigned to Cullen Capital by the end of 2021 (the “Restructuring”).

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (the “Independent Trustees”), authorized MIM to appoint Cullen Capital as the subadviser to the Fund and approved the New Subadvisory Agreement.

The Trust and MIM must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety days of entering into a subadvisory agreement, the affected fund will notify its shareholders of the changes. This Information Statement provides such notice of the changes and offers details regarding Cullen Capital and the New Subadvisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Adviser

MIM, located at 22 W. Washington Street, Chicago, IL 60602, serves as investment adviser to the Fund. MIM is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

MIM provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement between the Trust and MIM dated April 30, 2018 (the “Advisory Agreement”). As the Fund’s adviser, MIM has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio and, subject to review and approval by the Board, sets the Fund’s overall investment strategies. MIM is also responsible for the oversight and evaluation of the Fund’s subadvisers. MIM is responsible for hiring, terminating and replacing subadvisers, subject to Board approval. Before hiring a subadviser, MIM performs due diligence on the subadviser, including, but not limited to, quantitative and qualitative analysis of the subadviser’s investment process, risk management and historical performance. MIM is responsible for establishing the target allocation of Fund assets to each subadviser and may adjust the target allocations at its discretion. MIM is also responsible for periodically reallocating the portfolio among the subadvisers, the timing and degree of which will be determined by MIM.

For providing these services to the Fund, the Trust pays MIM an advisory fee at the annual rate of 0.35% of the Morningstar Global Income Fund’s average daily net assets.

MIM has contractually agreed, through at least August 31, 2022, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”)) to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, acquired fund fees and expenses (“AFFE”), short sale dividend and interest expenses, litigation expenses and extraordinary expenses) do not exceed 0.89% for the Morningstar Global Income Fund (the “Base Expense Limitation Agreement”). In addition to the Base Expense Limitation Agreement, MIM has also contractually agreed, through at least August 31, 2022, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Code) to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, short sale dividend and interest expenses, litigation expenses and extraordinary expenses) do not exceed 0.75% for the Morningstar Global Income Fund (the “Supplemental Expense Limitation Agreement”). Prior to August 31, 2022, the Base Expense Limitation Agreement and Supplemental Expense Limitation Agreement may be terminated only upon mutual agreement between the Trust (which would require the approval of the Trust’s Board) and MIM or automatically upon the termination of the Advisory Agreement between the Trust and MIM.

After giving effect to the Base Expense Limitation Agreement and the Supplemental Expense Limitation Agreement, for the fiscal period ended April 30, 2021, the Morningstar Global Income Fund paid MIM advisory fees equal to $885,384.

For the fiscal period ended April 30, 2021, the Morningstar Global Income Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, short sale dividend and interest expenses, litigation expenses and extraordinary expenses) were above their applicable expense caps and, as a result, MIM waived a portion of its investment advisory fees and/or made payments to limit Fund expenses.

The following Trustee and officers of the Trust are also officers and/or employees of MIM or its affiliates:

•

Daniel E. Needham serves as Trustee and President and Principal Executive Officer of the Trust and as President of Morningstar, Inc.’s (“Morningstar”) investment management group, MIM and Morningstar Investment Services LLC;

•	D. Scott Schilling serves as Chief Compliance Officer (“CCO”), Anti-Money Laundering (“AML”) Compliance Officer, and Secretary of the Trust and as Global CCO at Morningstar; and

•	F. Allen Bliss serves as Assistant Secretary of the Trust and as Associate General Counsel and Assistant Corporate Secretary for Morningstar.

The address of these individuals is 22 W. Washington Street, Chicago, Illinois 60602.

Cullen Capital Management, LLC

Schafer Cullen is an SEC-registered investment adviser based in New York, New York. Schafer Cullen managed a segment of the Fund’s assets since the Fund’s inception in November 2018 until the appointment of Cullen Capital and its replacement of Schafer Cullen on July 7, 2021. Schafer Cullen is currently owned by James P. Cullen, who owns a 51% interest, and the Cullen 2011 Descendants’ Trust, which owns a 49% interest. Cullen Capital, located at 645 Fifth Avenue, New York, NY 10022, is registered as an investment adviser with the SEC and was founded in 1983. Cullen Capital is currently controlled by James P. Cullen, who owns 75.001% of its voting securities. Since the appointment of Schafer Cullen as a subadviser to the Fund, Schafer Cullen has shared, and continues to share, the same management, portfolio managers and office space with Cullen Capital. The officers and other senior operating personnel of Schafer Cullen serve in the same capacities for Cullen

Capital, and the Restructuring did not result in any change to the portfolio managers responsible for the day-to-day management of Schafer Cullen’s (now, Cullen Capital’s) allocated portion of the Fund’s portfolio.

Cullen Capital is not an affiliated person of the Trust or MIM and discharges its responsibilities subject to the oversight of MIM. Cullen Capital is compensated out of fees MIM receives from the Morningstar Global Income Fund. There will be no increase in the advisory fees paid by the Fund to MIM because of the approval of the New Subadvisory Agreement. The fees paid by MIM to Cullen Capital depend upon the fee rates negotiated with Cullen Capital and MIM. The material terms of the New Subadvisory Agreement, other than the effective date, are substantially identical to the terms of the subadvisory agreement that was in place among Schafer Cullen, MIM and the Trust on behalf of the Fund (the “Original Subadvisory Agreement”), including with respect to fees.

The name, principal occupation and address of the principal executive officers and directors of Cullen Capital are listed below:

Name	Position(s) with Schafer Cullen	Address
James P. Cullen	Chairman, Chief Executive Officer, Portfolio Manager	645 Fifth Avenue, New York, NY 10022
Brooks H. Cullen	Vice Chairman and Executive Director	645 Fifth Avenue, New York, NY 10022
Steven M. Mullooly	Chief Compliance Officer	645 Fifth Avenue, New York, NY 10022
Jeffrey Battaglia	Executive Director and Chief Operating Officer	645 Fifth Avenue, New York, NY 10022

No officer or Trustee of the Trust is an officer, employee, director, general partner or shareholder of Cullen Capital. In addition, since the Trust’s most recently completed fiscal year, no Trustee has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Cullen Capital, its subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Cullen Capital or its parents or subsidiaries.

New Subadvisory Agreement

As noted above, the New Subadvisory Agreement was approved by the Board at an in-person meeting on June 23, 2021 (the “June Meeting”), which was called for the purpose, among others, of approving the New Subadvisory Agreement for a term of no more than two years.

After the initial term, continuance of the New Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The New Subadvisory Agreement provides that it will terminate automatically in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the New Subadvisory Agreement, other than the effective date, are substantially identical to the terms of the Original Subadvisory Agreement, including with respect to fees. The Original Subadvisory Agreement was last approved by the Board at an in-person meeting held on March 10, 2021 (the “March Meeting”) and was approved by the Fund’s initial shareholder on March 9, 2018.

The New Subadvisory Agreement provides that Cullen Capital, subject to the oversight of MIM and the Board, is responsible for, among other things: (i) conducting a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of its respective segment of the Fund’s portfolio; (ii) making investment decisions; and (iii) placing orders for the investment and reinvestment of segment assets, subject to the stated

investment policies and restrictions of the Fund as set forth in the prospectus and statement of additional information, as supplemented or amended from time to time, and subject to the directions of the MIM and the Board.

The New Subadvisory Agreement also provides that Cullen Capital is responsible for expenses related to its activities under the New Subadvisory Agreement other than the expenses of the Trust, the Fund and MIM, including, but not limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith; expenses of holding or carrying segment assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to segment assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of Cullen Capital); expenses for legal, accounting and auditing services rendered to the Trust or the Fund; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other changes in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses of the Trust or the Fund. The New Subadvisory Agreement provides for Cullen Capital to be compensated from the fees that the MIM receives from the Fund based on the average daily net assets of the Fund that are allocated to Cullen Capital.

The New Subadvisory Agreement may be terminated at any time, without the payment of any penalty by: (i) by vote of a majority of the Board or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act) or by MIM, in each case, upon not less than sixty days’ written notice to Cullen Capital; (ii) by MIM or Cullen Capital in the event of a material breach of any provision of the New Subadvisory Agreement by any party; provided, however, that the breaching party (or parties) shall have ten days after the receipt of notice of such breach from the other party to cure such breach; or (iii) by Cullen Capital upon not less than sixty days’ written notice to MIM and the Trust.

The New Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of Cullen Capital or a reckless disregard of its duties thereunder, Cullen Capital, its affiliates and its control persons shall not be subject to any expenses or liability to MIM, the Trust or the Fund, in connection with the matters to which the New Subadvisory Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of segment assets.

Board Approval of the New Subadvisory Agreement

At the June Meeting, MIM recommended that the Board approve the New Subadvisory Agreement. MIM’s recommendation to continue the subadvisory relationship with Cullen Capital in place of Schafer Cullen (collectively for purposes of this discussion, the “Subadviser”) was based on a number of factors, including (among others, described below) that the terms of the proposed New Subadvisory Agreement was similar, in all material respects other than the effective date, to the Original Subadvisory Agreement that was renewed by the Board at the March Meeting. In order to permit the Subadviser to continue to provide investment advisory services to the Fund, the Board considered and approved the New Subadvisory Agreement.

The material factors considered and the conclusions that formed the bases of the Board’s approval of the New Subadvisory Agreement are described below. This summary describes the most significant, but not all, of the factors evaluated by the Board. The Board did not quantify or assign relative weights to the factors. Each member of the Board may have assigned different weights to the factors.

In considering the approval of the New Subadvisory Agreement, the Board was able to draw on its knowledge of the Trust, the Fund, MIM, and the Subadviser. The Board considered the recent renewal of the Original Subadvisory Agreement, and considered the nature, extent and quality of services provided by the Subadviser, its investment performance with regard to the management of its allocated portion of the Fund, and the relevant subadvisory fees.

The Board reviewed memoranda and supporting documentation provided by MIM and Cullen Capital regarding the Restructuring, as well as copies of the proposed New Subadvisory Agreement. The Board noted that the New Subadvisory Agreement provided for the same services and fees as the Original Subadvisory Agreement and that the New Subadvisory Agreement was in all material respects identical to the Original Subadvisory Agreement, except for the effective date. Given that the services and fees provided under the New Subadvisory Agreement were identical to the services and fees under the Original Subadvisory Agreement, the Board’s deliberations at the March Meeting remained relevant.

At the March Meeting, the Board considered multiple factors that they deemed relevant, including, but not limited to:

•	The form of the Original Subadvisory Agreement with the Subadviser.

•	The investment performance of the Fund and the performance of the Subadviser in achieving this performance.

•	Whether the Fund had operated in accordance with its investment objective.

•	The fairness of the compensation under the Fund’s investment advisory agreement and the Original Subadvisory Agreements.

•	The expense ratio to be borne by shareholders, considering the combined effect of the pricing structure of the Fund and existing fee waivers and expense reimbursements.

•	MIM’s investment principles.

•	The nature, extent and quality of services that MIM and the Subadviser provided and would be expected to provide to the Fund.

•

The background, experience, personnel, operations, technology, policies, procedures and compliance functions of MIM and the Subadviser, including their experience as managers of other funds and accounts, their investment management approaches and resources, their financial condition and their reputation in the industry.

•	The compatibility of the Subadviser’s operations, policies, procedures and compliance functions with those of MIM and other service providers to the Fund.

•

The Trust’s Chief Compliance Officer’s review of the compliance programs and capabilities of MIM and the Subadviser, including the policies and procedures in place to address actual and potential conflicts of interest.

•	MIM’s risk management program, especially those aspects of the program related to selecting and overseeing the Subadviser.

•	The use of derivatives and other complex instruments to carry out the Fund’s investment goals.

•	The Subadviser’s risk management program.

•	Profitability matters and economies of scale.

MIM recommended the approval of the New Subadvisory Agreement, pursuant to which Cullen Capital would serve as a subadviser of the Fund. The approval of the New Subadvisory Agreement was recommended by MIM because, among other factors, (i) the Restructuring was not expected to have a material effect on the nature, extent or quality of the services provided by the Subadviser to the Fund; (ii) the Subadviser’s personnel who have been responsible for managing the allocated portion of the Fund would continue to serve in their respective capacities following the Restructuring; (iii) the terms of the New Subadvisory Agreement was similar, in all material respects other than the effective date, to the Original Subadvisory Agreement that was approved by the Board at the March Meeting; and (iv) the Subadviser’s historical investment performance with respect to its management of the Fund has been acceptable.

Significant factors considered by the Board included the following:

Services Provided

The Board considered their analysis at the March Meeting of the nature, quality and extent of the services provided by the Subadviser to the Fund. At the March Meeting, the Board considered the Fund’s investment goal, MIM’s and the Subadviser’s investment strategy to achieve that goal, and MIM’s and the Subadviser’s success in achieving, and ability to continue to achieve, that investment strategy. The Board also took note of the responsibilities that the Subadviser has with respect to the portion of the Fund’s assets allocated to the Subadviser by MIM. The Board noted their consideration at the March Meeting of the other investment advisory services offered by the Subadviser, and reviewed the allocation of assets and expenses among those services, as well as their fees, the reasons for differences in fees and any potential conflicts in connection with providing these services. The Board considered MIM’s rationale for recommending the continued retention of the Subadviser, and that the Restructuring was not expected to have a material effect on the nature, extent or quality of the services provided by the Subadviser to the Fund.

Based on their consideration and review of the foregoing factors, the Board concluded that they were satisfied with the nature, quality and extent of the overall services provided and to be provided by the Subadviser. The Board was confident in the abilities of the Subadviser to continue to implement the respective investment strategy of the Fund and to continue to provide quality services to the Fund.

Investment Performance

The Board considered their analysis at the March Meeting regarding the Subadviser’s investment performance. The Board considered their prior comparison of this performance to peer groups and relevant benchmarks. The Board concluded that their prior consideration of the performance record for the Subadviser in managing the Fund supported a decision to approve the New Subadvisory Agreement.

The Cost of Services and Fund Expenses

The Board considered their analysis at the March Meeting regarding the cost of services provided and to be provided by MIM and the Subadviser and the losses realized by MIM and the Subadviser from a relationship with the Fund. At the March Meeting the Board had considered profitability information, expenses absorbed by MIM through fee waivers and reimbursements, comparative fee data, and actual and potential benefits (often called “fall-out benefits”) that accrue to MIM and the Subadviser from managing the Fund. The Board noted that the subadvisory fees are paid to the Subadviser by MIM and are not additional fees borne by the Fund, and that these fees were the product of arms-length negotiations between MIM and the Subadviser. The Board considered that the subadvisory fees set forth under the proposed New Subadvisory Agreement would be the same as those set forth under the Original Subadvisory Agreement approved by the Board at the March Meeting, and that the investment advisory fees paid by the Fund would similarly remain unaffected by the Restructuring. The Board also considered its analysis at the March Meeting regarding fund expenses. The Board concluded that its prior consideration of the cost of services and fund expenses as relevant to the Subadviser and the Funds supported a decision to approve the New Subadvisory Agreement.

Economies of Scale

The Board considered their analysis at the March Meeting of the economies of scale that may be realized by MIM and the Subadviser as the Fund grows larger and the extent to which these economies would be shared with the Fund’s shareholders. For the reasons discussed at the March Meeting, the Board concluded that economies of scale continued to not be a significant factor with regard to the management fees paid by the Fund at this time given the current assets in the Fund and the limited operating history of the Fund and the expense limitation arrangements that are in effect.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Board—including a majority of the Independent Trustees with the assistance of counsel—approved the New Subadvisory Agreement and concluded that the subadvisory fee structure provided for in the agreement continued to be fair and reasonable.

GENERAL INFORMATION

Administrative and Accounting Services

The Northern Trust Company, located at 333 South Wabash Avenue, Chicago, Illinois 60604, serves as the Trust’s administrator and provides administrative and accounting services necessary for the operation of the Fund, including assistance in the preparation of financial reports to shareholders; reporting fund performance; support with respect to routine regulatory examinations of the Fund; assistance in preparing Fund expense projections and establishing accruals; arranging for the computation of data, including daily calculation of NAV; preparation for signature by an officer of the Trust certain documents required to be filed for compliance by the Trust with applicable laws and regulations including those of the SEC; preparation of tax returns; certain accounting, clerical and bookkeeping services; arranging for the maintenance of books and records of the Trust; and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties.

Principal Distribution Arrangements

Foreside Fund Services, LLC (“Foreside”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, acts as principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between Foreside and the Trust, on behalf of the Fund, Foreside acts as the Trust’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. Foreside is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.

Payments to Affiliated Brokers

For the fiscal year ended April 30, 2021, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of August 1, 2021 Morningstar Global Income Fund had 23,616,609.290 outstanding shares and net assets of $278,013,926.63. The owners of more than 5% of the outstanding shares of the shares as of August 1, are listed below. As of such date, the Trustees and officers of the Fund as a group did not own more than 1% of the outstanding shares of the Fund.

Morningstar Global Income Fund

Name and Address	Shares	% Ownership	Type of Ownership
National Financial Services LLC FTEB Our Clients 499 Washington Blvd Jersey City, NJ 07310	8,114,553.408	34.25%	Record

LPL Financial FBO Customer Accounts P.O. Box 509046 Attn Mutual Fund Operations San Diego, CA 92150	5,911,320.134	24.95%	Record

Pershing LLC BNYM IS Trust Co FBO Wrap Clients 760 Moore Road Mailstop 19K-0105 King of Prussia, PA 19406	3,804,810.735	16.06%	Record

Charles Schwab & Co Inc. Special Custody A/C FBO Customers 211 Main Street San Francisco, CA 94105	2,716,582.338	11.47%	Record

Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	1,304,641.899	5.51%	Record

TD Ameritrade Inc. FBO Our Clients PO Box 2226 Omaha, NE 68103-2226	1,259,209.646	5.32%	Record

SHAREHOLDER REPORTS

Additional information about the Fund will be available in the Trust’s annual report to shareholders for the period ended April 30, 2021. In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. A copy of the Trust’s most recent shareholder report may be obtained, without charge, and a shareholder may notify the Trust of his or her instructions for future receipt of shareholder reports by writing to Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. Only one shareholder report will be delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed above.